UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)    April 15, 2002
                                                ------------------------------


                             NORTH BANCSHARES, INC.
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             (Exact name of registrant as specified in its Charter)


Delaware                           0-22800              36-3915073
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(State or other            (commission file number)     (IRS Employer
jurisdiction of                                          Identification
incorporation)                                           number)



100 West North Avenue, Chicago, Illinois                 60610
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(Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320
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                                     N/A
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         (Former name or former address, if changed since last report)




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Item 5.  Other Events

     On April 15, 2002, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated April 15, 2002, regarding first quarter 2002 earnings and declaration of a regular quarterly dividend.











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                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NORTH BANCSHARES, INC.
                                            (Registrant)




Date: April 15, 2002                        /S/ Joseph A. Graber
      ---------------                       --------------------
                                            Joseph A. Graber
                                            President and
                                            Chief Executive Officer









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                               EXHIBIT








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        NORTH BANCSHARES, INC.            NEWS
        100 West North Avenue at Clark-Chicago, Illinois 60610-312-664-4320


        IMMEDIATELY

        Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
        (312) 664-4320

                          NORTH BANCSHARES ANNOUNCES
                            FIRST QUARTER EARNINGS
                          QUARTERLY DIVIDEND DECLARED

         CHICAGO, IL, APRIL 15, 2002, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company of North Federal Savings Bank today announced earnings increased to $.14 for basic and $.13 per diluted share for the quarter ended March 31, 2002, compared with $.12 and $.11 per basic and diluted share for the quarter ended March 31, 2001. Net income for the quarter ended March 31, 2002 increased by $24,000 and amounted to $157,000 compared with $133,000 for the quarter ended March 31, 2001.

         Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on May 15, 2002 to stockholders of record as of May 1, 2002.

         Net interest income, before provision for loan losses, increased by $95,000 to $968,000 for the quarter ended March 31, 2002, compared with $873,000 for the quarter ended March 31, 2001. The increase was attributable to a $356,000 reduction in total interest expense partially offset by a $261,000 decrease in interest income. The net interest rate spread increased to 2.42% for the three months ended March 31, 2002 from 2.03% for the three months ended March 31, 2001.

         Non-interest income decreased by $33,000 to $85,000 for the quarter ended March 31, 2002 compared with $118,000 for the quarter ended March 31, 2001. The decrease was primarily attributable to a $24,000 decrease in gain on the sale of mortgage loans.

         Non-interest expense increased by $23,000 to $793,000 for the quarter ended March 31, 2002 compared with $770,000 for the quarter ended March 31, 2001. The increase was primarily attributable to a $48,000 increase in professional fees and other non-interest expense partially offset by an $18,000 decrease in compensation expense.

         Cash and cash equivalents decreased by $6.1 million to $13.6 million at March 31, 2002 compared with $19.7 million at December 31, 2001. The decrease was due primarily to a $7.1 million decrease in federal funds sold. These funds were reinvested into longer-term higher-yielding securities available for sale and loans.

         Net loans receivable totaled $93.9 million at March 31, 2002 compared with $93.4 million at December 31, 2001. The Bank originated $13.5 million in loans during the three months ended March 31, 2002 and recorded $12.5 million in repayments and $509,000 in loan sales compared with $5.3 million in originations, $7.1 in repayments and $319,000 in loan sales during the three months ended March 31, 2001. At March 31, 2002, the Bank had $5.8 million in loan applications pending approval or closing and $8.3 in unused lines of credit. The company added $17,500 to the allowance for loan losses during the quarter compared with $4,000 during the quarter ended March 31, 2001, due primarily to increased commercial real estate and consumer lending activity. The total allowance for loan losses amounted to $315,100 or 0.33% of loans receivable at March 31, 2002 compared with $297,600 at December 31, 2001, which amounted to 0.32% of loans receivable. There were no loans delinquent 60 days or more at March 31, 2002.

         Total deposits increased by $300,000 and amounted to $87.7 million at March 31, 2002 compared with $87.4 million at December 31, 2001. The increase was primarily attributable to a $900,000 increase in money market deposit accounts partially offset by a $400,000 decrease in non-interest bearing checking accounts. The weighted average cost of deposits for the three months ended March 31, 2002 decreased to 3.46% from 4.74% for the three months ended March 31, 2001.

         Stockholders' equity was $13.3 million at March 31, 2002 compared with $13.5 million at December 31, 2001. The decrease was primarily attributable to a $252,000 increase in other comprehensive loss and a $61,000 increase in deferred compensation. Retained earnings increased by net income of $157,000 which was partially offset by $128,000 in dividend payments. Book value decreased to $11.45 at March 31, 2002 compared with $11.66 at December 31, 2001.

         Joseph A. Graber, President and Chief Executive Officer, commented:

         "We are very excited about establishing a new branch office, to be located in the Humbolt Park Neighborhood of Chicago. For several years we have been lending in this community and we feel that the location will provide a source for continuing to grow our core deposits." He added, "The current low interest rate environment is providing us the opportunity to improve our margins while we continue to diversify the loan portfolio into commercial real estate and consumer equity lines of credit."

         North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has served the north side of Chicago from its home office in Old Town since 1886. It also operates a branch office in Wilmette IL. For 54 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Information Services, Inc. North Federal is proud to support local service and non-profit organizations. Its executives serve or have served on the boards of a variety of local community organizations. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

         When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

         The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.


                    (FINANCIAL STATEMENTS ATTACHED)
                              --MORE--



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

                                           NORTH BANCSHARES, INC.
                         CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                     (IN THOUSANDS, EXCEPT SHARE DATA)
                                               (UNAUDITED)

ASSETS                                                            MARCH 31, 2002  DEC 31, 2001
Cash and due from Banks                                                  $ 2,403         1,497
Interest-bearing deposits                                                  3,316         2,446
Federal funds sold                                                         7,637        14,697
Investment in dollar denominated mutual funds                                268         1,098
----------------------------------------------------------------------------------------------
   TOTAL CASH AND CASH EQUIVALENTS                                        13,624        19,738
Securities available for sale                                             23,647        18,753
Stock in Federal Home Loan Bank of Chicago                                 2,810         2,770
Loans receivable, net of allowance for loan losses of $315 at
 March 31, 2002 and $298 at December 31, 2001                             93,917        93,425
Accrued interest receivable                                                  733           725
Premises and equipment, net                                                  782           743
Other assets                                                                 695           607
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   TOTAL ASSETS                                                          136,208       136,761
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LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------
Deposits
 Interest-bearing                                                         83,676        82,964
 Non-interest-bearing                                                      4,053         4,484
Borrowed funds                                                            32,750        31,750
Advance payments by borrowers for taxes and insurance                        408           770
Amounts due to broker                                                          -         1,000
Accrued interest payable and other liabilities                             1,990         2,300
----------------------------------------------------------------------------------------------
   TOTAL LIABILITIES                                                     122,877       123,268
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Preferred stock, $.01 par value. Authorized 500,000 shares; none
 outstanding                                                                  -             -
Common stock, $.01 par value. Authorized 3,500,000 shares; issued and outstanding 1,164,035 at March 31, 2002 and 1,156,774 at
 December 31, 2001                                                            19            19
Additional paid in capital                                                13,226        13,251
Retained earnings, substantially restricted                               11,957        11,928
Treasury stock, at cost (750,040 shares at March 31, 2002 and
 757,301 shares at December 31, 2001)                                    (11,433)      (11,552)
Accumulated other comprehensive loss                                        (294)          (42)
Stock awards                                                                 (61)            -
Common stock acquired by Employee Stock Ownership Plan                       (83)         (111)
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   TOTAL STOCKHOLDERS' EQUITY                                             13,331        13,493
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TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                              $136,208       136,761
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
                                             -MORE--





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

                                                       NORTH BANCSHARES, INC.
                                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                                                 (IN THOUSANDS, EXCEPT SHARE DATA)
                                                            (UNAUDITED)

                                                                THREE MONTHS ENDED
                                                                     MARCH 31,
                                                                 2002         2001
INTEREST INCOME:
  Loans receivable                                            $1,719         1,707
  Interest-bearing deposits and federal funds sold                58           128
  Securities available for sale                                  303           497
  Dividends on FHLB stock and other                               34            43
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TOTAL INTEREST INCOME                                          2,114         2,375
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INTEREST EXPENSE:
  Deposit accounts                                               720           922
  Borrowed funds                                                 426           580
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TOTAL INTEREST EXPENSE                                         1,146         1,502
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NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES             968           873
PROVISION FOR LOAN LOSSES                                         18             4
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NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              950           869
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NON-INTEREST INCOME:
  Gain on sale of securities available for sale                    -            11
  Gain on sale of mortgage loans held for sale                    11            35
  Other non-interest income                                       74            72
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TOTAL NON-INTEREST INCOME                                         85           118
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NON-INTEREST EXPENSE:
  Compensation and benefits                                      437           455
  Occupancy expense                                              110           124
  Professional fees                                               56            28
  Data processing                                                 55            49
  Advertising and promotion                                       24            23
  Other                                                          111            91
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TOTAL NON-INTEREST EXPENSE                                       793           770
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INCOME BEFORE INCOME TAXES                                       242           217
INCOME TAX EXPENSE                                                85            84
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NET INCOME                                                     $ 157           133
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EARNINGS PER SHARE:
  Basic                                                         $.14           .12
  Diluted                                                       $.14           .11
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AVERAGE SHARES OUTSTANDING:
  Basic                                                    1,151,616     1,150,440
  Diluted                                                  1,161,030     1,163,381
----------------------------------------------------------------------------------
COMPREHENSIVE (LOSS) INCOME                                     $(95)          424
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
                                         --MORE-


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


SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                                              THREE MONTHS ENDED
                                                                                   MARCH 31,
                                                                              2002          2001
PERFORMANCE RATIOS:
--------------------------------------------------------------------------------------------------
Return on assets (ratio of net income to average total assets) (1)           0.46%           0.34%
Return on Stockholders' equity (ratio of net income to average
  equity) (1)                                                                4.66            3.72
Interest rate spread information:
Average during period (1)                                                    2.42            2.03
End of period (1)                                                            2.41            2.07
Net interest margin (1)                                                      2.93            2.63
Ratio of operating expenses to average assets (1)                            2.34            2.27
Efficiency Ratio                                                              .75             .78
Ratio of average interest-earning assets to average interest-bearing
  liabilities                                                              114.57          113.23
--------------------------------------------------------------------------------------------------


                                                                 MARCH 31, 2002 DECEMBER 31, 2001
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------------------
Non-performing assets to total assets                                    0.00                0.00
Allowance for loan losses to non-performing loans                         N/A                 N/A
Allowance for loan losses to loans receivable                            0.33                0.32
CAPITAL RATIOS:
--------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                     9.79                9.90
Average Stockholders' equity to average assets                           9.93                9.49
Shares outstanding-actual                                           1,164,035           1,156,774
Book value per share                                                    11.45               11.66
Number of full service offices                                              2                   2
--------------------------------------------------------------------------------------------------

(1) Annualized for the three month periods presented.

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